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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 3, 2000 except for note 13 as to which the date is March 24, 2000 relating to the consolidated financial statements of Lexar Media, Inc. and March 24, 2000 for the consolidated financial statement schedule listed in Item 16 of Form S-1, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP

San Jose, California
March 27, 2000

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